                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14 (a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant   [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary proxy statement
[ ] Confidential, for use of the Commission Only (as permitted by Rule
    14a-6(e)(2) )
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                 CHRONIMED INC.
--------------------------------------------------------------------------------

                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee  (Check appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:

                                (CHRONIMED LOGO)

                             10900 RED CIRCLE DRIVE
                          MINNETONKA, MINNESOTA 55343

                           -------------------------

To Our Shareholders:

     You are cordially invited to attend Chronimed's 2003 Annual Meeting of Shareholders, which will be held at the Minneapolis Marriott Hotel Southwest, 5801 Opus Parkway, Minnetonka, Minnesota on Wednesday, November 19, 2003, at 3:30 p.m. Central Standard Time.

     At the Annual Meeting, shareholders will elect three directors of the Company and transact such other items of business as are listed in the Notice of Annual Meeting and more fully described in the Proxy Statement. The Board of Directors and Management hope that you will be able to attend the Annual Meeting in person.

     The formal Notice of Annual Meeting and the Proxy Statement follow. It is important that your shares be represented and voted at the Annual Meeting, regardless of the size of your holdings. Accordingly, please mark, sign, and date the enclosed proxy and return it promptly in the enclosed envelope or vote by phone following the instructions on the enclosed voting cards to ensure that your shares will be represented. If you do attend the Annual Meeting, you may withdraw your proxy should you wish to vote in person.

                                          Sincerely yours,

                                          /s/ HENRY F. BLISSENBACH
                                          Henry F. Blissenbach
                                          Chairman of the Board of Directors
                                          and Chief Executive Officer

October 7, 2003

                                 CHRONIMED INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               NOVEMBER 19, 2003

TO THE SHAREHOLDERS OF CHRONIMED INC.:

     Notice is hereby given to the holders of Common Stock of Chronimed Inc. that the Annual Meeting of Shareholders of the Company will be held at the Minneapolis Marriott Hotel Southwest, 5801 Opus Parkway, Minnetonka, Minnesota 55343 on Wednesday, November 19, 2003, at 3:30 p.m. Central Standard Time, or at any adjournments thereof, to consider and act upon the following matters:

     1. To elect three directors to serve for terms of three years.

     2. To ratify the appointment of Ernst & Young LLP as independent auditors for the current fiscal year.

     3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on Thursday, September 25, 2003, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO SIGN, DATE, AND RETURN THE PROXY AT ONCE IN THE ENCLOSED ENVELOPE OR VOTE BY PHONE FOLLOWING THE INSTRUCTIONS ON YOUR VOTING CARD.

                                          By Order of the Board of Directors,

                                          /s/ KENNETH S. GUENTHNER
                                          Kenneth S. Guenthner
                                          General Counsel and Secretary

October 7, 2003

                                 CHRONIMED INC.

                         ANNUAL MEETING OF SHAREHOLDERS
                               NOVEMBER 19, 2003

                         ------------------------------

                                PROXY STATEMENT

                         ------------------------------

                                    GENERAL

     The Annual Meeting of Shareholders (the "Annual Meeting") of Chronimed Inc. ("Chronimed" or "Company") will be held on Wednesday, November 19, 2003, at 3:30 p.m., Central Standard Time, at the Minneapolis Marriott Hotel Southwest, 5801 Opus Parkway, Minnetonka, Minnesota, 55343, for the purposes set forth in the Notice of Annual Meeting of Shareholders. This Proxy Statement, accompanying form of proxy, and Chronimed Inc. annual report are first being mailed to shareholders on or about October 7, 2003.

     The only matters the Board of Directors knows will be presented are those stated in Items 1 and 2 of the Notice of Annual Meeting. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF ITEMS 1 AND 2. Should any other matter properly come before the Annual Meeting, it is intended that the persons named in the enclosed proxy will have authority to vote such proxy in accordance with their judgment on such matter.

                      OUTSTANDING SHARES AND VOTING RIGHTS

     The enclosed proxy is solicited on behalf of the Board of Directors for use at the Annual Meeting. This solicitation is being made by mail and may also be made by directors, officers, and regular employees of the Company personally or by telephone. Any proxy given as part of this solicitation may be revoked by the shareholder at any time prior to the voting at the Annual Meeting by notifying the Company in writing by delivering to the company a duly executed proxy with a later date than the original proxy or by appearing in person and voting at the Annual Meeting. Subject to any such revocation, all shares represented by properly executed proxies that are received prior to the Annual Meeting will be voted in accordance with the directions on the proxy. If no direction is made, the proxy will be voted (i) FOR the election of the Board of Directors' nominees named in this Proxy Statement for the respective terms described in this Proxy Statement, (ii) FOR ratification of the appointment of Ernst & Young LLP as the independent auditors of the Company for the current fiscal year, and (iii) in the proxy holders' discretion on such other business as may come before the Annual Meeting. So far as Management of the Company is aware, no matters other than those described in this Proxy Statement will be acted upon at the Annual Meeting.

     Each shareholder will be entitled to cast one vote in person or by proxy for each share of Common Stock held by the shareholder. Only shareholders of record at the close of business on September 25, 2003, will be entitled to vote at the Annual Meeting. Common Stock, $.01 par value per share, of which there were 12,618,065 shares outstanding on the record date, constitutes the only class of outstanding voting securities issued by the Company. Each share is entitled to cast one vote on each proposal before the Annual Meeting.

     Under Chronimed's bylaws, at all shareholder meetings with a quorum (i.e., at least a majority of the shares entitled to vote at the meeting) present, matters shall generally be decided by the vote of holders of a majority of shares of Common Stock present in person or by proxy and entitled to vote. Abstentions are not counted as "for" or "against" votes, but are counted in the total number of votes present and entitled to vote for passage of a proposal. This has the effect of abstentions being treated as "no" votes. Broker non-votes are considered shares present for quorum purposes, but they are not considered shares entitled to vote, are not counted in the total number of votes, and have no effect on the outcome of voting.

     All of the expenses involved in preparing, assembling, and mailing this Proxy Statement and the material enclosed herewith will be paid by the Company. The Company may reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to beneficial owners of stock.

                                  PROPOSAL 1:
                             ELECTION OF DIRECTORS

     As approved by the shareholders at the December 3, 1997, Annual Meeting, the Company amended its Articles of Incorporation and Bylaws to divide the Board of Directors into classes to allow for staggered terms of office, with one class of directors elected each year and each director serving for a term of three years. Commencing with the November 18, 1998, Annual Meeting of Shareholders, the shareholders have elected only one class of directors each year, with each director so elected to hold office for a term expiring at the third Annual Meeting of shareholders following their election. This procedure will be repeated each year with the result that approximately one-third of the whole Board of Directors will be elected each year.

     Shares represented by proxy will be voted, if authority to do so is not withheld, for the election of the three nominees named below. In the event one or more of the nominees should become unavailable for service by reason of death or other unexpected occurrence, shares represented by proxy may be voted for the election of another nominee as the Board of Directors may propose. The affirmative vote of the holders of a majority of the shares of Common Stock, present or represented at the Annual Meeting and entitled to vote on Proposal 1, is required to approve Proposal 1. For this purpose, a shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on the election of directors shall not be considered present and entitled to vote on the election of directors.

                             NOMINEES FOR DIRECTOR

                              CLASS III DIRECTORS
                               (THREE-YEAR TERM)

                                Thomas A. Cusick
                               Myron Z. Holubiak
                                David R. Hubers

     Set forth below is information regarding the three nominees as well as the existing directors not currently up for election, including information furnished by them as to their principal occupations for the last five years, certain other directorships held by them, and their ages. Nominees may be contacted through the Company's headquarters.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE DIRECTOR NOMINEES.

NOMINEES FOR DIRECTOR FOR THREE-YEAR TERMS ENDING IN 2006 (CLASS III):

THOMAS A. CUSICK                                                Director since 2002
RETIRED CHIEF OPERATING OFFICER, TCF FINANCIAL                               Age 58

    Mr. Cusick was the Chief Operating Officer and Vice Chairman of TCF Financial
prior to his retirement in December 2002. He had been Chief Operating Officer since
1997 and had been Vice Chairman since 1993. He had been President of TCF Financial from its formation in 1987 to 1993. Mr. Cusick also served as Chief Executive
Officer of TCF National Bank from 1993 to 1996. Mr. Cusick is a past Chairman of the Savings League of Minnesota and a past member of the Board of Trustees of the
College of St. Benedict. Mr. Cusick has been a director of TCF Financial since 1988 and is a director of First Florida Bank.

MYRON Z. HOLUBIAK                                               Director since 2002
GROUP PRESIDENT, FIELD LEVEL MARKETING, HEALTHSTAR                           Age 56

    Since 2002, Mr. Holubiak has been a partner and Group President of HealthSTAR
Communications, Inc., a health care marketing communications network of 16 companies. From August 2001 to June 2002, Mr. Holubiak was President, Chief
Operating Officer, and member of the Board of Directors of iPhysicianNet, Inc., a video detailing company. From December 1998 to August 2001, Mr. Holubiak served as the President of Roche Laboratories, USA, a major research based pharmaceutical company. Prior to this he spent 15 years in a variety of marketing, sales, and executive positions with Roche Laboratories, founded Emron, Inc., a health care consulting company, and participated in the founding of the Academy of Managed Care
Pharmacy (AMCP). Mr. Holubiak served on the Board of Directors of the Robert Wood
Johnson Hospital Foundation from 1999 to 2001. He currently serves on the Board of
Directors of the Children of Chernobyl Relief Foundation.

DAVID R. HUBERS                                                 Director since 2000
RETIRED CHAIRMAN OF AMERICAN EXPRESS FINANCIAL ADVISORS INC.                 Age 60

    Mr. Hubers was Chairman of American Express Financial Advisors Inc. prior to his retirement. He joined American Express Financial Advisors Inc. in 1965 and held various positions until being named Senior Vice President of Finance and Chief
Financial Officer in 1982. In August 1993 he was appointed President and Chief
Executive Officer and served in that capacity until June 2001. Mr. Hubers serves on the boards of directors of the Carlson School of Management at the University of
Minnesota, Lawson Software, the National Council on Economic Education, and
American Express Property Casualty Co. He is also chairman of the Audit Committee at Lawson Software.

DIRECTORS CONTINUING IN OFFICE UNTIL 2004 (CLASS I):

KAREN GILLES LARSON                                             Director since 2003
PRESIDENT AND CHIEF EXECUTIVE OFFICER, SYNOVIS LIFE                          Age 61
  TECHNOLOGIES

    Ms. Larson is President and Chief Executive Officer of Synovis Life
Technologies. She joined Synovis in 1989 as Director of Finance and Administration
and was named Vice President later that year. The following year she was given the additional title of Chief Financial Officer and served in that capacity until she was appointed President and Chief Executive Officer in July 1997. Ms. Larson serves on the board of directors of Synovis Life Technologies and has served as a director of Reuter Manufacturing.

STUART A. SAMUELS                                                                            Director since 2000
MANAGEMENT CONSULTANT                                                                                     Age 61

    Since 1990, Mr. Samuels has been a management consultant, specializing in business management, strategic sales and marketing, and business development for several companies, specifically in the pharmaceutical and healthcare industries. From 1986 to 1990, Mr. Samuels was Senior Vice President at Rorer Pharmaceutical
Corporation, General Manager at Rorer Pharmaceuticals and President at Dermik Laboratories. Prior to that time he held several executive sales and marketing positions at Revlon Health Care Group and various product management positions at Warner Lambert. He currently serves on the boards of directors of Health Market Sciences
(Chairman), Afferon Corporation, PharMetrics, Inc., and Target Rx, Inc., and completed a board term with Avanir
Pharmaceuticals in 1999.

DIRECTORS CONTINUING IN OFFICE UNTIL 2005 (CLASS II):

HENRY F. BLISSENBACH, PHARM.D.                                                               Director since 1995
CHAIRMAN OF THE BOARD OF DIRECTORS AND CHIEF EXECUTIVE OFFICER, CHRONIMED INC.                            Age 61

    Dr. Blissenbach was appointed Chairman of the Board and Chief Executive Officer of Chronimed Inc. on July 1,
2000. Dr. Blissenbach was named President and Chief Operating Officer of the Company in May 1997. He became a director of the Company in September 1995. From 1992 to 1997, he served as President of Diversified
Pharmaceutical Services, Inc. (DPS), a UnitedHealthcare subsidiary until 1994 and thereafter a subsidiary of
SmithKline Beecham Corp. DPS was a pharmacy benefit management firm. Dr. Blissenbach also serves as a director of Ligand Pharmaceuticals Inc., a publicly held biopharmaceutical development company, and Opportunity Partners,
Inc., a non-profit company.

THOMAS F. HEANEY                                                                             Director since 2000
MANAGING DIRECTOR, TFH LTD.                                                                               Age 58

    Mr. Heaney is the Managing Director of TFH Ltd., a management consulting firm specializing in executive recruitment. Mr. Heaney is responsible for senior-level and board of director searches. Prior to TFH Ltd., Inc.,
Mr. Heaney was a Managing Director in the Minneapolis office of Korn/Ferry International, a management consulting firm. Prior to that time, Mr. Heaney served in various executive roles at UnitedHealthcare Management
Company, UnitedHealthcare Corporation, and Physicians Health Plan of Minnesota (now Allina Health Systems). Mr.
Heaney serves on the boards of directors of the Illusion Theater, Insight, Inc., the Minnesota News Council, and
the Decathlon Athletic Club.

CHARLES V. OWENS, JR.                                                                        Director since 1991
MANAGEMENT CONSULTANT                                                                                     Age 76

    Since 1988, Mr. Owens has served as a consultant to several medical device and diagnostic firms in the
United States and Japan. From 1985 to 1988, he was Chief Executive Officer of Genesis Labs, Inc., a diagnostics manufacturing company. Before his employment with Genesis Labs, Inc., Mr. Owens was an executive officer with various medical device companies, including Executive Vice President of Miles Laboratories, Inc. Mr. Owens is a
past director of St. Jude Medical, Inc., a medical device company, and was a director of Genesis Labs, Inc.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     Audit Committee -- Directors Cusick, Larson, Hubers, and Samuels are independent directors as defined in Rule 4200(a)(14) of the National Association of Securities' Dealers (NASD) listing standards and the only members of the Audit Committee of the Board of Directors. The Committee met five times during fiscal 2003. Ms. Larson joined the Audit Committee in April 2003. The Audit Committee is governed by a written charter and represents the Board in discharging its responsibilities relating to accounting, reporting, and financial control practices of the Company. The Committee also annually selects the Company's independent auditors, reviews the qualifications and objectivity of the independent auditors, reviews the scope, fees, and results of their audit, and reviews their management comment letters. Mr. Cusick serves as Chairman.

     Compensation Committee -- The members of the Compensation Committee, which oversees compensation for directors, officers, and key employees of the Company, are Directors Heaney, Holubiak, Owens, and Samuels, who are all independent directors as defined by the NASD listing standards. The Compensation Committee met five times during fiscal 2003. Mr. Owens serves as Chairman.

     Nominating and Governance Committee -- The Nominating and Governance Committee is comprised of Directors Heaney, Holubiak, and Owens, who are all independent directors as defined by the NASD listing standards. The Committee evaluates Board composition, recommends candidates for nomination to the Board, coordinates Board assessments, and monitors and recommends Board governance practices. The Committee was created by charter in January 2003 and met three times during fiscal 2003. Mr. Heaney serves as Chairman.

     The Committee will consider nominees recommended by shareholders. A shareholder must meet the ownership criteria identified in Exchange Act Rule 14a-8(b) before the Committee will consider the shareholder's recommendation. Shareholder recommendations must be submitted to the Committee in writing no later than June 14, 2004. Written recommendations must be sent postage paid, certified mail return receipt requested, and addressed to the Chairman, Nominating and Governance Committee, care of the Company.

     A shareholder recommendation must identify the submitting shareholder by name and address. The shareholder must certify the number of shares of Company stock beneficially owned as of the date of recommendation and the duration of such share ownership. The shareholder's recommendation must set forth, with respect to the nominee, (i) name, age, and address(es), (ii) principal occupation or employment for at least the last five years, (iii) shares of Company stock owned, and (iv) other information that would be required to identify a nominee in a proxy statement. The Committee will evaluate the recommendation and notify the recommending shareholder in writing of the Committee's response and proposal to the Board.

     Board of Directors -- The Board of Directors met five times, including one telephonic meeting, during fiscal 2003. Each director attended 75% or more of the meetings of the Board and committee on which he/she served during his/her tenure.

DIRECTOR COMPENSATION

     During fiscal 2003, non-employee directors received an annual retainer of $25,000, plus fees of $1,000 for each board meeting attended in person or by telephone and $500 for each committee meeting attended in person or by telephone. Committee chairpersons received an additional $200 per committee meeting. Directors were also reimbursed for out-of-pocket expenses incurred in attending Board and Committee meetings.

     Pursuant to the Company's 1994 Stock Option Plan for Directors, each non-employee director automatically receives an option to purchase 30,000 shares of Common Stock on the date of the director's initial election to the Board. Each option has an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. The option vests on the seventh anniversary of the date of grant unless vesting is accelerated. The option will vest as to 5,000 shares if the Company's share price becomes 20 percent greater than the exercise price on or before the third anniversary of the grant. The option will vest as to an additional 10,000 shares if the price per share becomes 60 percent greater than the exercise price on or before the fourth anniversary of the grant. The option will vest as to the final 15,000 shares if the price per share becomes 100 percent greater than the exercise price on or before the fifth anniversary of the grant. Acceleration requires the maintenance of share-price benchmarks for at least five trading days during any consecutive 30-day period. Further, these options may become immediately exercisable upon certain change-in-control events as described in the Company's 1994 Stock Option Plan for Directors. The options expire ten years after date of grant.

     Each non-employee director currently receives an annual option to purchase 10,000 shares of Common Stock pursuant to the 1994 Stock Option Plan for Directors. The option vests on the seventh anniversary of the date of grant unless vesting is accelerated. This accelerated vesting is similar to the vesting schedule noted above for the initial option to purchase 30,000 shares. The options expire ten years after date of grant.

     Based on the above-noted terms and the price of the Company's Common Stock during fiscal 2003, the following is a chart reflecting the unexercised non-employee director option grants and related vesting as of August 31, 2003.

                                         OPTION GRANT       EXERCISE PRICE       # OF OPTIONS       # OF OPTIONS
                NAME                         DATE             ($/SHARE)           GRANTED(1)           VESTED
                ----                     ------------       --------------       ------------       ------------
Thomas A. Cusick.....................     04/26/2002            $ 6.21              30,000             15,000
                                          11/20/2002            $ 4.96               6,667              6,667

Thomas F. Heaney.....................     11/13/2000            $ 6.88              30,000             30,000
                                          11/27/2001            $ 4.73              10,000             10,000
                                          11/20/2002            $ 4.96              10,000             10,000

Myron Z. Holubiak....................     09/20/2002            $ 4.79              30,000             30,000
                                          11/20/2002            $ 4.96               2,500              2,500

David R. Hubers......................     12/14/2000            $ 8.13              30,000             15,000
                                          11/27/2001            $ 4.73              10,000             10,000
                                          11/20/2002            $ 4.96              10,000             10,000

Karen Gilles Larson..................     04/22/2003            $ 8.40              30,000              5,000

Charles V. Owens, Jr. ...............     09/29/1994            $12.50              30,000             30,000
                                          11/13/1996            $14.63               5,000              1,000
                                          12/03/1997            $11.75               5,000              1,000
                                          11/18/1998            $10.75               5,000              1,000
                                          02/23/2000            $ 9.00               5,000              1,000
                                          12/14/2000            $ 8.13               5,000              3,000
                                          11/27/2001            $ 4.73              10,000             10,000
                                          11/20/2002            $ 4.96              10,000             10,000

Stuart A. Samuels....................     11/13/2000            $ 6.88              30,000             30,000
                                          11/27/2001            $ 4.73              10,000             10,000
                                          11/20/2002            $ 4.96              10,000             10,000

-------------------------
(1) All non-qualified options are transferable by each director to his immediate family members and family trusts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors of the Company consists of four independent directors. Mr. Owens is the committee chair, and Mr. Heaney, Mr. Holubiak, and Mr. Samuels are the other members. No member of the Compensation Committee was, during fiscal 2003, an officer, former officer or employee of the Company or any of its subsidiaries. No executive officer of the Company served as a member of (i) the compensation committee of another entity in which one of the executive officers of such entity served on the Compensation Committee of the Board of Directors, (ii) the Board of Directors of another entity in which one of the executive officers of such entity served on the Compensation Committee of the Board of Directors, or (iii) the compensation committee of another entity in which one of the executive officers of such entity served as a member of the Board of Directors during fiscal 2003.

                               EXECUTIVE OFFICERS

     The Company's executive officers and their ages as of August 31, 2003, are as follows:

NAME                                  AGE                            POSITION
----                                  ---    --------------------------------------------------------
Henry F. Blissenbach, Pharm.D.        61     Chairman of the Board and Chief Executive Officer
Gregory H. Keane                      48     Vice President, Chief Financial Officer and Treasurer
Anthony J. Zappa, Pharm.D.            42     Executive Vice President, Operations
Brian J. Reagan                       42     Vice President, Corporate Development
Kenneth S. Guenthner                  47     General Counsel and Secretary
Shawn L. Featherston                  50     Vice President, Human Resources
Thomas A. Staloch                     39     Vice President, Chief Information Officer

     Dr. Blissenbach was appointed Chairman of the Board and Chief Executive Officer of the Company on July 1, 2000. Dr. Blissenbach was named President and Chief Operating Officer in May 1997. He became a director of the Company in September 1995. From 1992 to 1997, he served as President of Diversified Pharmaceutical Services, Inc. (DPS), a UnitedHealthcare subsidiary until 1994, and thereafter a subsidiary of SmithKline Beecham Corp. DPS was a pharmacy benefit management firm (PBM). Dr. Blissenbach also serves as a director of Ligand Pharmaceuticals Inc., a publicly-held biomedical development company, and Opportunity Partners, a non-profit company.

     Mr. Keane joined the Company as Controller in April 1996. He was appointed Vice President and Treasurer in March 1999. In February 2000 he was appointed Chief Financial Officer. From 1983 to 1996, Mr. Keane served in a number of financial management roles at National Computer Systems, a publicly held systems and services company based in Minneapolis, Minnesota. Previous employment included financial management positions in the software industry and public accounting experience.

     Dr. Zappa joined the Company in January 2002 as Executive Vice President, Operations. Prior to joining Chronimed, Dr. Zappa held a variety of executive positions in healthcare. He was General Manager at Fairview Home Medical Equipment from July 2000 to September 2001, Executive Vice President for Operations at Cranespharmacy.com from May 1999 to July 2000, Vice President for Clinical Services at Chronimed Inc. from June 1998 to May 1999, and Vice President of Product Management at Value Rx/Express Scripts from June 1997 to June 1998.

     Mr. Reagan joined the Company as Vice President, Corporate Development in September 2002. Mr. Reagan has been President of Orchard Hill Partners, a business consulting firm since December 2000. Mr. Reagan's previous experience was in the investment banking industry. He was a Managing Director at John G. Kinnard & Company from 1998 to 2000 and held a variety of executive positions at Dain Rauscher Inc. from 1987 to 1998.

     Mr. Guenthner joined the Company in February 1998 as corporate counsel and was appointed Secretary in March 1999. He was named General Counsel on July 1, 2000. Prior to joining the Company, Mr. Guenthner maintained a private legal practice representing both public and private companies.

     Mr. Featherston joined the Company in October 1998 as Vice President, Human Resources. From 1993 to 1998, he served as Director and Vice President, Human Resources, and Vice President, Sales Operations for Empi, Inc., a medical products manufacturer. Previous employment includes 20 years of human resources experience in consulting and industry.

     Mr. Staloch joined the Company as Director Application Systems in December 2000. He was appointed Vice President, Chief Information Officer in May 2002. From 1996 to 2000, Mr. Staloch served in two positions, most recently as Director of Investment Company Services IT at Merrill Corporation based in St. Paul, Minnesota. From 1987 to 1996, Mr. Staloch served as a Systems Architect at West Publishing Company based in Eagan, Minnesota.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     COMPENSATION COMMITTEE CHARTER. The purpose of the Compensation Committee of the Board of Directors is to oversee compensation of directors, officers, and key employees of the Company. The Committee's policy is to insure that compensation programs contribute directly to the success of the Company, including enhanced share value. The Company's Compensation Committee is comprised of four independent directors.

     EXECUTIVE COMPENSATION POLICIES AND PROGRAMS. The Company's executive compensation programs are designed to attract and retain highly qualified executives and to motivate them to maximize shareholder value by achieving strategic Company goals. There are three basic components to the Company's executive compensation program, including base pay, annual incentive bonus, and long-term, equity-based incentive compensation in the form of stock options and restricted stock. Each component is established in light of Company and individual performance, compensation levels at comparable companies, equity among employees, and cost effectiveness. In addition, employees are eligible to participate in the Company's 401(k) plan, certain insurance plans, and the Company's Employee Stock Purchase Plan.

          BASE PAY. Base pay is designed to be competitive with salary levels for equivalent positions at comparable companies. An executive's actual salary within this competitive framework will depend on the individual's performance, responsibilities, experience, leadership, and potential future contribution. Base pay is administered to remain competitive with the market, yet allow for significant emphasis on incentive bonus compensation in proportion to total annual cash compensation.

          ANNUAL INCENTIVE BONUS. In addition to base pay, each executive is eligible to receive an annual cash bonus based on a mix of the Company's and the executive's performance. Performance targets are intended to motivate the Company's executives by providing bonus payments for the achievement of specific financial goals within the Company's business plan. Bonuses were paid to all named executive officers as defined in "Summary Compensation Table" for fiscal 2003 with respect to total company financial performance and with respect to individual performance.

          LONG-TERM, EQUITY-BASED INCENTIVE COMPENSATION. The long-term, equity-based compensation program is tied directly to shareholder return. Long-term incentive compensation consists of stock options that do not fully vest for periods of three to five years and are exercisable only if an executive is an employee of the Company or within three months of his/her termination. Stock options are awarded with an exercise price equal to the fair market value of the Common Stock on the date of grant. Accordingly, an executive is rewarded only if Company shareholders receive the benefit of appreciation in the price of the Common Stock. Because long-term options vest over time, the Company periodically grants new options to provide continuing incentives for future performance. The size of periodic option grants is a function of the scope of an executive's accountability, recent performance as determined by the Committee, and other factors. Long-term incentive compensation also may consist of restricted stock that vests ratably over a defined period subject to certain acceleration provisions based on the Company's share price. Restricted stock is an element of an executive's total direct compensation that aligns management's interests with that of the shareholder. Restricted stock may be granted based on certain financial performance criteria. Subsequent vesting occurs only if an executive is an employee of the Company.

          SAVINGS AND INVESTMENT PLAN; BENEFITS. The Company maintains a 401(k) Savings Plan ("Savings Plan"), which is funded by employee elective salary deferrals. The Savings Plan covers executive officers and substantially all employees meeting minimum eligibility requirements. The Savings Plan requires that the Company match 40% of the first 5% of a participating employee's pay and provides for additional discretionary contributions by the Company. Through August 31, 2003, the Company had not made any additional discretionary contributions to the Savings Plan. In addition, the Company provides a financial services plan that reimburses officers for various financial and tax services.

          ANNUAL REVIEWS. Each year the Committee reviews its executive compensation policies and programs and determines changes appropriate for the following year. In addition, the Committee reviews the performance of the Chief Executive Officer and, with the assistance of the Chief Executive Officer, the individual performance of the other executive officers. The Committee makes recommendations to the Board of Directors for final approval of all material compensation matters.

     CHIEF EXECUTIVE OFFICER. Dr. Blissenbach became the Company's Chairman of the Board and Chief Executive Officer on July 1, 2000. Pursuant to the terms of Dr. Blissenbach's July 1, 2000, employment agreement, he received a base salary of $295,000 in fiscal 2001, since increased to $335,000 in February 2002 as part of his regular salary review and to $360,000 in July 2002. In establishing Dr. Blissenbach's contractual base salary, as well as his annual incentive bonus and long-term equity compensation, the Committee considered compensation programs of comparable companies, Dr. Blissenbach's individual performance and salary history, and the Company's historical and planned performance. Specifically, the Committee established key company performance targets covering earnings, revenue, and asset management. These and other non-financial factors contributed heavily to the Committee's decisions relative to Dr. Blissenbach's total compensation. Dr. Blissenbach earned a $250,000 bonus for his performance in fiscal 2003. Also, Dr. Blissenbach received 70,000 shares of restricted stock and options to purchase 176,000 shares in fiscal 2003 (issued in August 2002) related to his performance in fiscal 2002.

     TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION. Section 162(m) of the Internal Revenue Code of 1986, as amended, should not affect the deductibility of compensation paid to the Company's executive officers for the foreseeable future. The majority of the options available for grant under the Company's stock option plans will comply with Section 162(m), so that compensation resulting from these stock options will not be counted toward the $1,000,000 limit on deductible compensation under Section 162(m). The Compensation Committee has not formulated any policy with respect to qualifying other types of compensation for deductibility under Section 162(m).

     The foregoing Report of the Compensation Committee of the Board of Directors on Executive Compensation will not be deemed incorporated by reference by any statement incorporating by reference this Proxy Statement into any filings under the Securities Act of 1933 or under the Securities Exchange Act of 1934 and shall not otherwise be deemed filed under such Acts.

Submitted by the Compensation Committee of the Chronimed Board of Directors.

Charles V. Owens, Jr., Chairman
Thomas F. Heaney
Myron Z. Holubiak
Stuart A. Samuels

SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation paid during the fiscal year ended June 27, 2003, and for fiscal 2002 and 2001, where applicable, to the Company's Chairman of the Board of Directors and Chief Executive Officer and the four other most highly paid executive officers (the "named executive officers") of the Company:

                                                                                             LONG TERM
                                                                                        COMPENSATION AWARDS
                                                    ANNUAL COMPENSATION               -----------------------
                                        -------------------------------------------   RESTRICTED   SECURITIES
                                                                       OTHER ANNUAL     STOCK      UNDERLYING    ALL OTHER
                                        FISCAL                BONUS    COMPENSATION     AWARDS      OPTIONS     COMPENSATION
NAME AND PRINCIPAL POSITION              YEAR    SALARY($)   ($)(1)       ($)(2)        ($)(3)       (#)(4)        ($)(5)
---------------------------             ------   ---------   -------   ------------   ----------   ----------   ------------
Henry F. Blissenbach                     2003     356,875    250,000      4,816        329,700      176,000            --
Chairman of the Board                    2002     312,665    210,045      4,585             --      220,000            --
and Chief Executive Officer              2001     295,200         --      4,890             --      130,000            --

Kenneth S. Guenthner                     2003     168,000     60,000      1,680         65,940       11,000            --
General Counsel                          2002     160,000     46,800      2,000             --       20,200            --
and Secretary                            2001     135,400     21,000      2,485             --       10,000            --

Gregory H. Keane                         2003     189,000     85,000      4,077         94,200       35,500            --
Vice President, Chief Financial          2002     180,000     73,440      3,510             --       20,000            --
Officer and Treasurer                    2001     180,000     17,280      3,765             --       50,000            --

Brian J. Reagan(6)                       2003     156,615     65,000         --             --       25,000        21,000
Vice President, Corporate Development

Anthony J. Zappa(7)                      2003     219,166     90,000      3,958         47,100       52,000            --
Executive Vice President,                2002      96,154         --         --             --           --            --
Operations

-------------------------
(1) Bonus amounts represent the bonus earned for the fiscal year shown but paid in the next fiscal year.

(2) "Other Annual Compensation" consists of Company 401(k) contribution matches.

(3) In August 2002, the Compensation Committee of the Board of Directors approved restricted stock grants to our officers under our 2001 Stock Incentive Plan. These restricted shares were to be recognized as compensation expense over the four year vesting period of the grant, subject to an acceleration provision based on increases in our stock price. The restricted shares fully vested in March 2003 as provided by the grant acceleration provision and have been fully recognized as compensation expense in fiscal 2003.

(4) For fiscal 2001, options were granted August 1, 2001, to all officers and certain employees and, because they were granted after the Company's June 29, 2001, fiscal year end, are reflected as fiscal 2002 option grants. For fiscal 2002, options were granted August 21, 2002, to all officers and certain employees and, because they were granted after the Company's June 28, 2002, fiscal year end, are reflected as fiscal 2003 option grants. For fiscal 2003, options were granted August 5, 2003, to all officers and certain employees and, because they were granted after the Company's June 27, 2003, fiscal year end, are not reflected as fiscal 2003 option grants. These grants will be reflected in next year's proxy statement. Also, all non-qualified stock options are transferable by each officer to his or her immediate family members and family trusts.

(5) Amount represents compensation paid to Mr. Reagan for consulting services performed prior to becoming a Chronimed Inc. employee and Vice President, Corporate Development.

(6) Mr. Reagan joined the Company as Vice President, Corporate Development in September 2002.

(7) Dr. Zappa joined the Company as Vice President, Operations in January 2002.

STOCK OPTIONS

     The following tables summarize stock option grants and exercises during fiscal 2003 to or by the named executive officers and the value of all options held by the named executive officers at June 27, 2003.

     Executive options for fiscal 2002 performance were granted in August 2002, during fiscal year 2003, as shown below. Executive options for fiscal 2003 performance were granted in August 2003, during fiscal year 2004 and will be reflected in next year's proxy statement.

                     OPTION/SAR GRANTS IN FISCAL YEAR 2003

                                                   INDIVIDUAL GRANTS
                               ---------------------------------------------------------    POTENTIAL REALIZABLE
                                                  PERCENT OF                                  VALUE AT ASSUMED
                                 NUMBER OF          TOTAL                                      ANNUAL RATES OF
                                 SECURITIES      OPTIONS/SARS    EXERCISE                    STOCK APPRECIATION
                                 UNDERLYING       GRANTED TO      OR BASE                    FOR OPTION TERM(2)
                                OPTIONS/SARS     EMPLOYEES IN      PRICE      EXPIRATION    ---------------------
NAME                           GRANTED (#)(1)    FISCAL YEAR     ($/SHARE)       DATE        5%($)       10%($)
----                           --------------    ------------    ---------    ----------    --------    ---------
Henry F. Blissenbach.......       176,000           29.1%          4.89        08/21/09     350,367       816,504
Kenneth S. Guenthner.......        11,000            1.8%          4.89        08/21/09      21,898        51,031
Gregory H. Keane...........        35,500            5.9%          4.89        08/21/09      70,671       164,693
Brian J. Reagan............        25,000            4.1%          4.80        09/23/09      48,852       113,846
Anthony J. Zappa...........        52,000            8.6%          4.89        08/21/09     103,517       241,240

---------------

(1) The options were granted under the Company's 1999 and 2001 Stock Option Plans. These options included an accelerated vesting provision based on defined increases in the price of the Company's common stock. The options became fully vested in fiscal 2003 as provided by the grant acceleration provision and expire seven years after the grant date.

(2) The hypothetical potential appreciation shown in these columns reflects the required calculations at annual rates of 5% and 10% set by the Securities and Exchange Commission, and therefore is not intended to represent either historical appreciation or anticipated future appreciation of Chronimed's common stock price.

     The Company's stock option plans generally provide that upon the occurrence of certain "acceleration events," the options will become fully vested. An acceleration event occurs (i) when a person, or group of persons acting together, becomes the beneficial owner of 15% or more of the Company's outstanding shares, (ii) when a change in a majority of the Board occurs without the approval of at least 60% of the prior Board, or (iii) upon the approval by shareholders of a sale of all or substantially all the assets or a liquidation or dissolution of the Company.

RESTRICTED STOCK

     Restricted Stock Awards are grants to participants of shares of Common Stock that are subject to restrictions and the possibility of forfeiture for a period of time set by the Compensation Committee, during which the participant must remain continuously employed by or in the service of the Company or any of its subsidiaries and, if determined by the Committee, certain performance criteria must be met. A participant will have all voting, dividend, liquidation, and other rights with respect to shares of Common Stock issued to the participant as a Restricted Stock Award upon the participant becoming the holder of record of such shares as if such participant were a holder of record of shares of unrestricted Common Stock, except, unless the Committee determines otherwise in its sole discretion, any dividends or distributions (including regular quarterly cash dividends) paid with respect to shares of Common Stock subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the shares to which such dividends or distributions relate. Restricted Stock Awards were granted in August 2002 under the Company's 2001 Stock Incentive Plan.

     Restricted Stock Awards are valued at the closing price of Chronimed Common Shares on the date of grant. On August 7, 2002, the following named executive officers were granted Restricted Stock Awards for shares of Chronimed Common Stock set forth in the table below. The market value is based on the closing price of Chronimed Common Stock on August 7, 2002, which was $4.71.

                  RESTRICTED STOCK GRANTS IN FISCAL YEAR 2003

                                                                                   EXPECTED      ACTUAL FULL
                                                # OF      MARKET     DATE OF     FULL VESTING      VESTING
NAME                                           SHARES    VALUE($)     GRANT        DATE(1)         DATE(1)
----                                           ------    --------    --------    ------------    ------------
Henry F. Blissenbach.......................    70,000    329,700     8/7/2002      8/7/2006        3/7/2003
Kenneth S. Guenthner.......................    14,000     65,940     8/7/2002      8/7/2006        3/7/2003
Gregory H. Keane...........................    20,000     94,200     8/7/2002      8/7/2006        3/7/2003
Anthony J. Zappa...........................    10,000     47,100     8/7/2002      8/7/2006        3/7/2003

-------------------------
(1) The Restricted Stock Awards were granted under the Company's 2001 Stock Incentive Plan. These Restricted Stock Awards would generally vest as follows: 25% of the shares under the Restricted Stock Awards vest on the first year anniversary date and an additional 25% of such shares vest on each of the next three anniversary dates. If the Company's Common Stock price increases by 60% or more to $7.54 or more and meets or exceeds such price for at least five consecutive trading days, all shares under these Restricted Stock Awards would become 100% vested. During fiscal 2003, the Company's Common Stock price exceeded $7.54 for more than five consecutive trading days, resulting in 100% vesting of these Restricted Stock Awards.

EMPLOYMENT AND SEVERANCE AGREEMENTS

     Henry F. Blissenbach entered into an employment agreement with the Company, effective July 1, 2000, concurrent with his appointment as Chief Executive Officer and election as Chairman of the Board. The employment agreement contained an initial three-year term which expired in June 2003. The contract renews automatically for two-year terms unless terminated for various reasons. The contract may terminate by agreement of the parties, upon Dr. Blissenbach's death or disability, by either party for cause, upon notice by either party at the end of a renewal term, or upon a material change by the Company in Dr. Blissenbach's employment. Under the agreement, Dr. Blissenbach received a base salary of $295,000 per year for fiscal 2001 and bonuses, stock options, and benefits commensurate with his position and responsibilities. Dr. Blissenbach's salary was increased to $335,000 in February 2002 as part of his regular salary review. His base salary for fiscal 2003, effective July 2002, was $360,000. His compensation package is subject to increase based on performance and Board review.

     Dr. Blissenbach's employment agreement includes a non-competition provision for up to one year following termination of employment. Upon a termination without cause, Dr. Blissenbach is entitled to receive (i) base salary payments for a period of twenty-four months after termination at the rate in effect prior to termination, (ii) the average of any incentive compensation paid or payable by the Company for the most recent two fiscal years, and (iii) immediate vesting of all options. If termination occurs within two years subsequent and due to a change in control, Dr. Blissenbach will receive (i) salary equal to thirty six months of current, annualized base salary, (ii) the average bonus compensation paid in the three most recent fiscal years or three times the target bonus for the current year, whichever is greater, and (iii) immediate vesting of all options.

     Anthony J. Zappa entered into an employment agreement with the Company, effective February 1, 2003. It will remain in effect until terminated by mutual agreement or for cause. Under the agreement, Dr. Zappa receives a base salary of not less than $230,000 per year during the term of the agreement, bonuses, stock options, and benefits commensurate with his position and responsibilities.

     Dr. Zappa's employment agreement includes a non-competition provision for up to one year following termination of employment. Upon a termination without cause, Dr. Zappa is entitled to receive (i) base salary payments for a period of twelve months after termination at the rate in effect prior to termination, (ii) the average of any incentive compensation paid or payable by the Company for the most recent two fiscal years, and (iii) immediate vesting of all options.

                          COMPARABLE STOCK PERFORMANCE

     The graph below compares the cumulative total shareholder return on the Company's Common Stock for the last five fiscal years with the cumulative total return of the NASDAQ Total Return Index (U.S. Companies) and the NASDAQ Health Services Stock Index for the period July 3, 1998, through June 27, 2003. The graph and table assume the investment of $100 on July 3, 1998, in the Company's Common Stock, the NASDAQ Total Return Index, and the NASDAQ Health Services Stock Index. The cumulative return calculations were performed by the Center for Research in Security Prices, University of Chicago. The graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 and shall not otherwise be deemed filed under such Acts.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS

                              [PERFORMANCE GRAPH]

                                       JULY 2,      JULY 2,     JUNE 30,     JUNE 29,     JUNE 28,     JUNE 27,
                                        1998         1999         2000         2001         2002         2003
 [ ] Chronimed(1)                       100.0           65.9         58.7         59.4         56.0        107.6
 # NASDAQ Total Return Index            100.0          146.8        212.6        115.5         78.7         87.5
 + NASDAQ Health Services Stock         100.0           86.4         72.8        103.9        102.1        107.6

                                STOCK OWNERSHIP

BENEFICIAL OWNERSHIP OF CHRONIMED COMMON STOCK

     The following table shows information concerning each person or group who to the knowledge of the Company was the beneficial owner of more than 5% of the Company's Common Stock, the number of shares of Common Stock beneficially owned by each of the Company's named executive officers and directors, and all directors and executive officers as a group, as of August 31, 2003. All persons have sole or joint with spouse voting and investment power with respect to all shares shown as beneficially owned by them.

                                                                   AMOUNT AND NATURE OF       PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNERS                           BENEFICIAL OWNERSHIP(1)(2)      CLASS
-------------------------------------                           --------------------------    ----------
Heartland Advisors, Inc. ...................................                  1,319,550          10.5%
  789 North Water Street                                          (as of June 30, 2003)
  Milwaukee, WI 53202-3508

Benson Associates, L.L.C. ..................................                    979,175           7.8%
  111 SW Fifth Avenue, Suite 2130                                 (as of June 30, 2003)
  Portland, OR 97204

Dimensional Fund Advisors, Inc. ............................                    700,920           5.6%
  1299 Ocean Avenue, 11th Floor                                   (as of June 30, 2003)
  Santa Monica, CA 90401

Thomas A. Cusick............................................                     26,667             *
Thomas F. Heaney............................................                     50,000             *
Myron Z. Holubiak...........................................                     32,500             *
David R. Hubers.............................................                     35,000             *
Karen Gilles Larson.........................................                      5,000             *
Charles V. Owens, Jr. ......................................                     79,840             *
Stuart A. Samuels...........................................                     50,000             *

Henry F. Blissenbach........................................                    677,599           5.1%
Kenneth S. Guenthner........................................                     52,128             *
Gregory H. Keane............................................                    147,367           1.2%
Brian J. Reagan.............................................                     31,000             *
Anthony J. Zappa............................................                     66,319             *

All directors and executive officers as a group (14
  persons)..................................................                  1,357,161           9.9%

-------------------------
 *  Less than 1%

(1) Information as of August 31, 2003, except as noted above.

(2) Includes the following options exercisable within 60 days of August 31, 2003, to acquire shares of Common Stock: Mr. Cusick, 21,667; Mr. Heaney, 50,000; Mr. Holubiak, 32,500; Mr. Hubers, 35,000; Mr. Owens, 57,000; Mr.
    Samuels, 50,000; Dr. Blissenbach, 595,440; Mr. Guenthner, 38,924; Mr. Keane, 123,527; Mr. Reagan, 25,000; Dr. Zappa, 57,000; and all directors and executive officers as a group, 1,185,538.

EQUITY COMPENSATION PLANS

     Information as to the Company's outstanding equity compensation plans as of June 27, 2003, is set forth below. Other than options issued under the Company's stock option and stock incentive plans, there are no warrants or other rights to acquire securities of the Company outstanding as of June 27, 2003.

                                                     NUMBER OF                              NUMBER OF SECURITIES
                                                 SECURITIES TO BE                          REMAINING AVAILABLE FOR
                                                    ISSUED UPON       WEIGHTED-AVERAGE      FUTURE ISSUANCE UNDER
                                                    EXERCISE OF       EXERCISE PRICE OF      EQUITY COMPENSATION
                                                    OUTSTANDING          OUTSTANDING          PLANS (EXCLUDING
                                                 OPTIONS, WARRANTS    OPTIONS, WARRANTS    SECURITIES REFLECTED IN
                                                    AND RIGHTS           AND RIGHTS              COLUMN (1))
                                                 -----------------    -----------------    -----------------------
                PLAN CATEGORY                       COLUMN (1)           COLUMN (2)              COLUMN (3)
                -------------                       ----------           ----------              ----------
Equity compensation plans approved by
  security holders...........................        1,971,862              $7.01                 2,154,896
Equity compensation plans not approved by
  security holders...........................               --                 --                        --
                                                     ---------              -----                 ---------
                                                     1,971,862              $7.01                 2,154,896
                                                     =========              =====                 =========

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors, and certain shareholders to file reports of ownership and changes in ownership of the Company's Common Stock with the Securities and Exchange Commission. Each of Directors Thomas Cusick, Thomas Heaney, Myron Holubiak, David Hubers, Charles Owens, and Stuart Samuels filed one report late regarding one transaction (the receipt of stock option grants which are provided annually as director compensation). These annual option grants have historically been issued at the time of the Company's Annual Shareholders' Meeting. Due to a Company administrative oversight the options, while approved and deemed issued as of the November 20, 2002, Annual Meeting date, were not actually distributed to the directors until January 7 and 8, 2003. The directors' Forms 4 were filed at the time of distribution, rendering them untimely as to the actual November 20, 2002, option grant date.

     To the Company's knowledge, based on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, other than as stated herein, all other Section 16(a) filing requirements were met during fiscal 2003.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RELATED PARTY TRANSACTIONS

     On April 9, 1997, we entered into a guaranty of a personal loan with U.S. Bank on behalf of Maurice R. Taylor, at the time our Chairman and Chief Executive Officer. Taylor's U.S. Bank loan allowed him to avoid liquidation of a substantial number of our shares pledged as security. The balance of indebtedness under the guaranty was $675,000 on June 30, 2000. On July 1, 2000, Taylor resigned as Chairman and became Chairman and CEO of our wholly-owned subsidiary, MEDgenesis Inc. MEDgenesis assumed our guaranty of Taylor's loan on that date, and subsequently loaned Taylor funds sufficient to pay off his debt to U.S. Bank. U.S. Bank extinguished our guaranty at that time and Taylor gave MEDgenesis a promissory note, due December 31, 2001, a residential mortgage, and a pledge agreement. Taylor's term as a Director ended on November 27, 2000.

     When we sold the MEDgenesis assets to Medisys on January 5, 2001, Medisys did not acquire the Taylor promissory note, pledge agreement, or mortgage. Accordingly, these commitments remained assets belonging to us as parent company. Taylor failed to pay the full balance due on the note when it came due on December 31, 2001, and defaulted under the terms of the note and residential mortgage. As a result we fully reserved for this note. We commenced a lawsuit against Taylor to obtain a judgment for the sum due and an order permitting foreclosure of the residential mortgage. On August 15, 2003, the parties agreed to a settlement and pursuant to the settlement, the Court dismissed the lawsuit. The Settlement Agreement and its terms are confidential. Because we fully reserved for this note, any subsequent collections from Mr. Taylor will be recognized as a gain.

     Concurrent with the sale of MEDgenesis assets, we entered into a Separation Agreement with Taylor related to Taylor's Employment Agreement. Under the terms of the Employment Agreement, we made a payment to Taylor of $1,226,000. The Separation Agreement also created an immediate vesting of all of Taylor's outstanding stock options and extended his period to exercise options to January 5, 2002. The Separation Agreement also allowed for office space access and health care insurance for twelve months.

     The modification to Taylor's option terms created a new measurement date requiring us to record compensation expense for the excess of the share price on January 5, 2001, over the option exercise price at grant date. This modification resulted in a $938,000 non-cash charge, before taxes, to compensation expense. Both the $1,226,000 severance payment and the $938,000 non-cash charge were charged against the gain on the sale of MEDgenesis, as part of discontinued operations.

                                  PROPOSAL 2:
                      APPOINTMENT OF INDEPENDENT AUDITORS

     The Audit Committee has unanimously voted to retain Ernst & Young LLP to serve as independent auditors for the Company for fiscal year 2004 and the Board is submitting the appointment to the shareholders for ratification. Ernst & Young LLP has served as the Company's independent auditors since the Company's inception. If the appointment is not ratified, the Board of Directors may reconsider the Audit Committee's selection. Ernst & Young LLP will have a representative at the Annual Meeting who will have an opportunity to make a statement if he or she so desires and who will be available to answer appropriate questions.

     The affirmative vote of a majority of the voting power of the shares of Common Stock, present or represented at the Annual Meeting and entitled to vote on Proposal 2, is required to approve Proposal 2. Unless otherwise instructed, shares represented by proxy will be voted for ratification of the appointment of Ernst & Young LLP.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE CURRENT FISCAL YEAR.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee of the Company's Board of Directors is currently composed of four independent members and acts under its current written charter. The members of the committee are independent directors, as defined by their charter, the Securities and Exchange Act of 1934 and related SEC Rules, and the governance rules of the Nasdaq Stock Market.

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the system of internal controls. In fulfilling its oversight responsibilities, the committee reviewed and discussed with management the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended June 27, 2003, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Audit Committee reviewed with Ernst & Young LLP, the Company's independent auditor, which is responsible for expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards and by Statement on Auditing Standards No. 61 (Communica-tions with Audit Committees), as amended, and No. 71, Interim Financial Information, as currently in effect. In addition, the Committee discussed with Ernst & Young LLP the auditor's independence from management and the Company including the matters in the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), reviewed the previous non-audit services provided by them, and considered whether the future provision of such other services is compatible with maintaining their independence.

     The Audit Committee discussed with the independent auditors the overall scope and plans for their audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended June 27, 2003, to be filed with the SEC.

     The foregoing Report of the Audit Committee of the Board of Directors will not be deemed incorporated by reference by any statement incorporating by reference this Proxy Statement into any filings under the Securities Act of 1933 or under the Securities Exchange Act of 1934 and shall not otherwise be deemed filed under such Acts.

Submitted by the Audit Committee of the Chronimed Board of Directors.

Thomas A. Cusick, Chairman
David R. Hubers
Karen Gilles Larson
Stuart A. Samuels

AUDIT FEES

     Ernst & Young LLP billed the Company an aggregate of $236,250 in fees for professional services rendered in connection with the audit of the Company's financial statements for the fiscal year ended June 27, 2003, and the reviews of the financial statements included in each of the Company's quarterly reports on Form 10-Q during that fiscal year.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     Ernst & Young LLP did not render services to the Company during the last fiscal year related to design and implementation of financial information systems.

ALL OTHER FEES

     Ernst & Young LLP billed the Company an aggregate of $10,700 in fees for other services rendered to the Company for the fiscal year ended June 27, 2003, including audit-related service fees of $10,700 and no non-audit service fees. Audit-related service fees include fees for the audit of the Company's 401(k) plan. The Audit Committee reviews and approves in advance, all permitted, non-audit services provided by Ernst & Young LLP to consider and determine, among other things, that such services are compatible with maintaining Ernst and Young LLP's independence.

                             SHAREHOLDER PROPOSALS

     The Company must receive any shareholder proposal, intended to be considered for inclusion in the Proxy Statement for presentation at next year's 2004 Annual Meeting, by June 7, 2004. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. It is suggested the proposal be submitted by certified mail, return receipt requested. Shareholders who intend to present a proposal at the 2004 Annual Meeting without including such proposal in the Company's proxy statement must provide the Company notice of such proposal no later than August 26, 2004. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

                                 ANNUAL REPORT

     The Company's Annual Report to Shareholders for fiscal year 2003 is being mailed with this Proxy Statement to shareholders entitled to notice of Annual Meeting.

     The Company will furnish without charge to each person whose proxy is being solicited, upon the written request of any such person, a copy of the Company's Annual Report on Form 10-K for fiscal year 2003, as filed with the Securities and Exchange Commission. Requests for copies of such Annual Report on Form 10-K should be directed to Investor Relations at the address below.

     Any statements contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall be deemed to constitute a part hereof except as so modified or superseded.

                                 OTHER MATTERS

     Your Board of Directors does not intend to bring before the Annual Meeting any business other than the election of directors and the ratification of our independent auditors, and has not been informed that any other business is to be presented at the Annual Meeting. If any matters properly come before our 2003 Annual Meeting, but we did not receive notice of the matters prior to August 9, 2003, the persons named in our proxy card for that Annual Meeting will have the discretion to vote the proxies on such matters in accordance with their best judgment.

     Please mark, sign, and date the enclosed proxy and return it promptly in the enclosed envelope or vote by phone following the instructions on the enclosed voting cards to ensure that your shares will be represented. If you do attend the Annual Meeting, you may withdraw your proxy should you wish to vote in person.

                                          By Order of the Board of Directors

                                          /s/ KENNETH S. GUENTHNER
                                          Kenneth S. Guenthner
                                          General Counsel and Secretary

Chronimed Inc.
10900 Red Circle Drive
Minnetonka, MN 55343

October 7, 2003

                              [CHRONIMED INC. LOGO]

                                 CHRONIMED INC.

                         ANNUAL MEETING OF SHAREHOLDERS
                          WEDNESDAY, NOVEMBER 19, 2003
                         3:30 P.M. CENTRAL STANDARD TIME
                      MINNEAPOLIS MARRIOTT HOTEL SOUTHWEST
                               5801 OPUS PARKWAY
                           MINNETONKA, MINNESOTA 55343


CHRONIMED INC.
10900 RED CIRCLE DRIVE, MINNETONKA, MN 55343                           PROXY
--------------------------------------------------------------------------------
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON WEDNESDAY, NOVEMBER 19, 2003.

The shares of stock you hold in your account will be voted as you specify below.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF ITEMS 1 AND 2.

The undersigned, having duly received the Notice of Annual Meeting and the Proxy Statement dated October 7, 2003, hereby appoints the Chairman and Chief Executive Officer, Henry F. Blissenbach, and the Secretary, Kenneth S. Guenthner, as proxies (each with the power to act alone and with the power of substitution and revocation), to represent the undersigned and to vote, as designated below, all common shares of Chronimed Inc. held of record by the undersigned on September 25, 2003, at the Annual Meeting of Shareholders to be held on Wednesday, November 19, 2003, at the Minneapolis Marriott, Minneapolis, Minnesota, at 3:30 p.m. Central Standard Time, and at any adjournment thereof.

          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED BUSINESS REPLY ENVELOPE OR VOTE BY PHONE.

                       See reverse for voting instructions.

THERE ARE TWO WAYS TO VOTE YOUR PROXY

YOUR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

VOTE BY PHONE-- TOLL FREE-- 1-800-240-6326-- QUICK *** EASY *** IMMEDIATE

 - Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 11:00 a.m. (CT) on Tuesday, November 18, 2003.

 - You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above and the last 4-digits of the U.S. Social Security Number or Tax Identification Number for this account. If you do not have a U.S. SSN or TIN please enter 4 zeros.

 - Follow the simple instructions the voice provides you.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

                            -- Please detach here --
--------------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

                                               [ ]   Vote FOR   [ ]   Vote
1. Election of            01 David R. Hubers       all nominees      WITHHELD
   directors:             02 Thomas A. Cusick       (except as        from all
   Class III              03 Myron Z. Holubiak        marked)        nominees
   (Three
   Year Term)

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY
INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.

2. Proposal to ratify the appointment of         [ ] For [ ] Against [ ] Abstain
   Ernst & Young LLP as the independent
   auditors for the 2004 fiscal year.

3. In their discretion, the proxies are
   authorized to vote upon such other
   business as may properly come before
   the meeting.

This Proxy, when properly executed, will be voted in the manner directed on the Proxy by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF EACH OF THE NOMINEES TO THE BOARD LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.

Address Change? Mark Box [ ]  Indicate changes below: Date
                                                          ______________________

                                                         Signature(s) in Box

                                                        [                     ]

                                                         Please sign exactly as
                                                         your name appears on
                                                         this card. When shares
                                                         are held by joint
                                                         tenants, both should
                                                         sign. If signing as
                                                         attorney, executor,
                                                         administrator, trustee
                                                         or guardian, please
                                                         give full title as
                                                         such. If a corporation,
                                                         please sign full
                                                         corporate name and sign
                                                         your name as president
                                                         or other authorized
                                                         officer. If a
                                                         partnership, please
                                                         sign in partnership
                                                         name by an authorized
                                                         person.